Exhibit 99.1

FOR IMMEDIATE RELEASE

Glass Lewis Recommends GrafTech Stockholders

Vote FOR ALL Seven of GrafTech’s Highly Qualified and Experienced Director Nominees

Glass Lewis Recommends Stockholders “Should Not Support” Any of the Milikowsky Group’s Nominees

PARMA, Ohio—May 2, 2014—GrafTech International Ltd. (NYSE:GTI) (“GrafTech”) today announced that Glass Lewis & Co. (“Glass Lewis”), a leading independent proxy advisory firm, recommends that GrafTech stockholders vote FOR the election of GrafTech’s seven highly-qualified and experienced director nominees, including two new independent nominees, on the WHITE proxy card at the Company’s May 15, 2014 Annual Meeting of Stockholders.

Glass Lewis’ May 1, 2014 report supports the Company’s position that GrafTech has the right Board, the right team and the right strategy to continue building shareholder value, that Nathan Milikowsky is not suitable to serve on the Board and that the Milikowsky Group does not have a realistic strategy1:

•	“We believe the Company has taken reasonable steps to reduce costs, including by closing its highest cost plants and reducing headcount in 2013. The Company already operates more efficiently than its peer group average on the basis of SG&A and EBITDA margins and proposed changes will further increase efficiency.”

•	“[T]he board appointed a new CEO in January 2014 and nominated three first-time director candidates for election at the upcoming annual meeting, providing fresh perspective and bolstering its industry experience through the nomination of Mr. Danjczek.”

•	“We believe the Company conducted a thorough internal investigation regarding the leak of insider information and see no reason to doubt its conclusion that Mr. Nathan Milikowsky was likely the source of such leaks and acted in a manner that is inconsistent with his fiduciary duty. We therefore believe it would be inappropriate to appoint Mr. Nathan Milikowsky to the board.”

•	“[W]e do not believe the Dissident has presented any strategic plans that the Company is not already undertaking that would be advantageous or favorable to shareholders.”

•	“Notably, we find limited basis to support the Dissident’s plan to reduce graphite electrode prices to capture additional market share. This plan ignores the logical response of other participants in the competitive graphite electrode space and could be disruptive at a time when prices are beginning to stabilize after a period of decline. Furthermore, the Dissident’s EBITDA projections rely on pricing that appears unrealistic in the current industry climate, in our view.”

[1]	Permission to use quotations was neither sought nor obtained.

Commenting on the Glass Lewis report, GrafTech issued the following statement:

We are pleased that Glass Lewis supports the election of GrafTech’s seven highly qualified and experienced director nominees. Glass Lewis recognizes that our Board is founded on a strong corporate governance culture, is well-balanced and possesses deep experience relevant to the Company’s operations and the macroeconomic environment in which we operate. The Glass Lewis recommendation reinforces our belief that we have the right Board, the right management team and the right strategy to continue to drive value for all of our stockholders.

The GrafTech Board is open to change and has taken steps to reduce the number of our nominees from nine to seven, while adding two new, highly qualified, independent candidates. With the election of GrafTech’s recommended slate of directors, including its two new directors, over 70 percent of the GrafTech Board will have changed over the past five years.

Furthermore, the Company maintains its commitment to adding representation from the Milikowsky Group’s slate to the Board after the Annual Meeting. The GrafTech Board expects that if all of the Company’s seven nominees are elected, either Karen Finerman, David Jardini or both would be invited to join the Board. In determining which candidates to invite to the Board, the Nominating Committee would consider the views of GrafTech’s stockholders and could also request an interview with Ms. Finerman, Mr. Jardini or both.

GrafTech stockholders are reminded that their vote is important, no matter how many or how few shares they own. Whether or not stockholders plan to attend the Annual Meeting, they have an opportunity to protect their investment in GrafTech by voting FOR GrafTech’s seven director nominees using the WHITE proxy card.

If stockholders have questions or need assistance in voting their shares, they should call:

480 Washington Boulevard, 26th Floor

Jersey City, NJ 07310

(800) 509-0917 (Toll Free)

e-mail: graftechproxy@georgeson.com

GrafTech International is a global company that has been redefining limits for more than 125 years. We offer innovative carbon and graphite material solutions for our customers in a wide range of industries and end markets, including steel manufacturing, advanced energy applications and latest generation electronics. GrafTech operates 20 principal manufacturing facilities on four continents and sells products in over 70 countries. Headquartered in Parma, Ohio, GrafTech employs approximately 3,000 people. For more information, call 216-676-2000 or visit www.GrafTech.com.

NOTE ON FORWARD-LOOKING STATEMENTS: This letter contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) about our strategy, stockholder value, future board representation, election of directors, operational and financial performance, growth prospects and rates, the markets we serve, plans and our position in our industry. Our expectations are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations. Actual future events, circumstances, performance and trends could differ materially, positively or negatively, from those set forth in these statements due to various factors, including: unforeseen delays, costs or liabilities associated with our initiatives as well as our growth and other plans, changes in market prices of our securities, changes in business and economic conditions and growth trends in the industry, changes in global demand and supply for our products, changes in customer markets and various geographic regions, uncertainties in the geopolitical environment, and other risks and uncertainties, including those detailed in our SEC filings, as well as future decisions by us. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any of them in light of new information, future events or otherwise. This letter does not constitute an offer to sell or solicitation to buy with respect to any securities.

IMPORTANT ADDITIONAL INFORMATION: GrafTech and its directors and executive officers may be deemed to be participants in the solicitation of proxies from GrafTech stockholders in respect of the 2014 Annual Meeting. GrafTech has filed a definitive proxy statement with the SEC in connection with the solicitation of proxies from GrafTech stockholders for the 2014 Annual Meeting. A definitive proxy statement and a form of proxy has been mailed to GrafTech stockholders. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WITH RESPECT TO THE 2014 ANNUAL MEETING AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and other materials filed with the SEC in connection with the 2014 Annual Meeting. Information regarding the direct and indirect beneficial ownership of GrafTech’s directors and executive officers in GrafTech securities is set forth in the definitive proxy statement and other materials filed with the SEC in connection with the 2014 Annual Meeting. Stockholders are able to obtain free copies of the definitive proxy statement, any amendments or supplements to the definitive proxy statement and other documents filed with the SEC by GrafTech through the web site maintained by the SEC at www.sec.gov and on GrafTech’s web site at http://ir.graftech.com/.

To the extent holdings of GrafTech securities by directors or executive officers have changed since the amounts printed in the definitive proxy statement, such changes have been or will be reflected in Statements of Change in Ownership on Form 4 filed with the SEC. Stockholders can obtain free copies of these documents from the web sites maintained by the SEC and by GrafTech set forth above.

Contacts:

GrafTech International

Kelly Taylor, Director, Investor Relations & Corporate Communications, 216-676-2293

or

Joele Frank, Wilkinson Brimmer Katcher

Jamie Moser / Jed Repko, 212-355-4449